EXHIBIT 9.1

                                VOTING AGREEMENT

          VOTING AGREEMENT, dated as of May 14, 2002 (this "Agreement"), among NETWORD, INC., a Delaware corporation ("Netword"), and the individuals and other parties listed on Schedule A attached hereto (each, a "Stockholder" and, collectively, the "Stockholders").

          WHEREAS Netword, Webspeak Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Netword ("Merger Sub"), and Home Director, Inc., a Delaware corporation ("HD"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement") providing for the merger of Merger Sub with and into HD upon the terms and subject to the conditions set forth in the Merger Agreement (the "Merger");

          WHEREAS each Stockholder owns the number of HD Shares set forth opposite such Stockholder's name on Schedule A hereto (such shares, together with any other HD Shares acquired by such Stockholder before or after the date hereof and during the term of this Agreement (including through the exercise of any stock options, warrants or similar instruments or through the purchase and conversion of Units in the Rights Offering (as such terms and other capitalized terms used but not otherwise defined herein are defined in the Merger Agreement), being collectively referred to herein as the "Subject Shares"); and

          WHEREAS as a condition to its willingness to enter into the Merger Agreement, Netword has requested that each Stockholder enter into this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements set forth herein, the parties hereto agree as follows:

          SECTION 1. Representations and Warranties of Each Stockholder. Each Stockholder hereby, severally and not jointly, represents and warrants to Netword as follows:

          (a) Organization; Authority; Execution and Delivery; Enforceability. Such Stockholder, to the extent it is an entity, has all requisite company or corporate, and to the extent it is not an entity, all other power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. To the extent that such Stockholder is an entity other than an individual, such Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by Netword and the other Stockholders, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms subject to applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or receivership and to general principles of equity. To the knowledge of such Stockholder, no consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement by such Stockholder or the consummation by such Stockholder of the transactions contemplated hereby. No trust of which such Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby, except for such consents which have been obtained prior to the date hereof.

          (b) The Subject Shares. Such Stockholder is the record and beneficial owner of, and has good and marketable title to, the Subject Shares set forth opposite its name on Schedule A hereto, free and clear of any liens or encumbrances. Such Stockholder does not own of record any HD Shares other than the Subject Shares set forth opposite its name on Schedule A hereto, and does not beneficially own any shares of capital stock of HD other than Subject Shares. Except as described in paragraph (c) of this
     Section 1, each Stockholder has the sole right to vote the Subject Shares set forth opposite its name on Schedule A hereto, and none of such Subject

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     Shares  is  subject  to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares as contemplated herein.


          SECTION 2. Representations and Warranties of Netword. Netword hereby represents and warrants to each Stockholder as follows: Netword has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Netword and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Netword. This Agreement has been duly executed and delivered by Netword and, assuming due authorization, execution and delivery by each Stockholder, constitutes a legal, valid and binding obligation of Netword, enforceable against Netword in accordance with its terms. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Netword in connection with the execution and delivery of this Agreement by Netword or the consummation by Netword of the transactions contemplated hereby, except for such filings under the Securities Act and/or the Exchange Act as may be required in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

          SECTION 3. Covenants of Each Stockholder. Each Stockholder, severally and not jointly, covenants and agrees during the term of this Agreement as follows:

               (a) At any meeting of the stockholders of HD called to vote upon the Merger or the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent, adoption or other approval (including by written consent solicitation) with respect to the Merger or the Merger Agreement is sought, such Stockholder shall, including by executing a written consent solicitation if requested by Netword, vote (or cause to be voted) the Subject Shares in favor of the adoption by HD of the Merger Agreement and the approval of the terms thereof and of the Merger and each of the other transactions contemplated by the Merger Agreement.

               (b) At any meeting of the stockholders of HD or at any adjournment thereof or in any other circumstances upon which a vote, consent, adoption or other approval (including by written consent solicitation) is sought, such Stockholder shall vote (or cause to be voted) all of the Subject Shares of such Stockholder against, and shall not consent to (and shall cause not to be consented to) any of the following (or any agreement to enter into, effect, facilitate or support any of the following): (i) any Acquisition Proposal or transaction or occurrence which if proposed and offered to HD or its stockholders (or any of them) would be an Acquisition Proposal or (ii) any amendment of HD's Certificate of Incorporation (including the Certificate of Designations of each of the Series A Preferred, Series B Preferred and Series C Preferred) or Bylaws or other proposal (including an Acquisition Proposal), action or transaction involving HD or any of its subsidiaries or any of its stockholders, which amendment or other proposal, action or transaction would reasonably be expected to prevent, impede, interfere with, hinder or delay the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement (collectively, "Frustrating Transactions"). For the avoidance of doubt, nothing in this Section 3(b) shall be construed to prohibit, restrict or otherwise limit the Stockholders from voting in favor of an amendment to the Certificate of Incorporation of HD to effect the HD Split.

               (c) Other than in accordance with the terms of this Agreement, such Stockholder shall not (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to any Transfer of, any Subject Shares or any interest therein or enter into any contract, option or other arrangement (including any profit sharing or other derivative arrangement) with respect to the Transfer of, any Subject Shares or any interest therein to any person other than pursuant to the Merger Agreement or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in connection with, directly or indirectly, any Acquisition Proposal or otherwise with respect to the Subject Shares. Such Stockholder shall not commit or agree to take any action inconsistent with the foregoing. Notwithstanding any other provision of this Agreement, each Stockholder may Transfer all or a portion of such Stockholder's Subject Shares to any other person if such transferee expressly agrees in writing to be bound by all of the provisions of this Agreement.

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               (d) From and after the date of this Agreement, each Stockholder shall not, and shall not authorize or permit any of its subsidiaries or any of its or their directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other representatives to, directly or indirectly, (i) solicit, initiate, encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal that constitutes a Frustrating Transaction, (ii) enter into any agreement with respect to any Frustrating Transaction or
          (iii) participate in any discussions or negotiations regarding a Frustrating Transaction.

          SECTION 4. Further Assurances. Each Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Netword may reasonably request for the purpose of effectuating the matters covered by this Agreement.


          SECTION 5. Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including such Stockholder's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of HD affecting the HD Shares, or the acquisition of additional HD Shares or other voting securities of HD by any Stockholder, the number of Subject Shares listed on Schedule A hereto beside the name of such Stockholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional HD Shares or other voting securities of HD issued to or acquired by such Stockholder.

          SECTION 6. Assignment. Except as permitted under Section 3(c), neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto, except that Netword may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any direct or indirect wholly owned subsidiary of Netword, but no such assignment shall relieve Netword of its obligations under this Agreement. Any purported assignment in violation of this Section 6 shall be void. Subject to the preceding sentences of this Section 6, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

          SECTION 7. Termination. This Agreement shall terminate upon the earlier of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, or (c) any amendment to the Merger Agreement that would reasonably be likely to have a material adverse effect on Netword, Merger Sub, HD or the HD Stockholders, including without limitation any amendment to the Merger Agreement that extends the Termination Date (as defined in the Merger Agreement) beyond December 31, 2002. No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination.

          SECTION 8. General Provisions. (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

               (b) Notices. All notices, requests, clauses, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or sent by overnight or same-day courier (providing proof of delivery) to Netword in accordance with Section 10.2 of the Merger Agreement and to the Stockholders at their respective addresses set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

               (c) Interpretation. When a reference is made in this Agreement to Sections or Schedules, such reference shall be to a Section or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this

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          Agreement. The term "or" is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

               (d) Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed and delivered by each of the parties hereto. The effectiveness of this Agreement shall be conditioned upon the execution and delivery of the Merger Agreement by each of the parties thereto.

               (e) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein)
          (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

               (f) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAWS OF SUCH STATE.

               (g) No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, Netword and Merger Sub covenant, agree and acknowledge that no recourse under this Agreement shall be had against any current or future director, officer, employee, general or limited partner, member, affiliate or assignee of any Stockholder or any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statue, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise incurred by any current or future officer, agent or employee of any Stockholder or any current or future member of any Stockholder or any current or future director, officer, employee, partner, member, affiliate or assignee of any of the foregoing, as such for any obligation of a Stockholder under this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

          SECTION 9. Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of HD makes any agreement or understanding herein in his or her capacity as such director or officer. Each Stockholder signs solely in his or her capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder's Subject Shares and nothing herein shall limit or affect any actions taken by a Stockholder in its capacity as an officer or director of HD.

          SECTION 10. Enforcement. Each of the parties hereto agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Delaware state court or any Federal court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Delaware state court or any Federal court located in the State of Delaware in the event any dispute arises out of or under or relates to this Agreement or any of the transactions contemplated hereby,
     (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action, suit or proceeding arising out of or under or relating to this Agreement or any of the transactions contemplated hereby in any court other than any Delaware state court or any Federal court located in the State of Delaware and (d) waives any right to trial by jury with respect to any action, suit or proceeding arising out of

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     or under or relating to this Agreement or any of the transactions contemplated hereby in any Delaware state court or any Federal court located in the State of Delaware, and hereby further and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
















         [Remainder of Page Intentionally Blank, Signature Page Follows]



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     IN WITNESS WHEREOF, Netword has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.


NETWORD, INC.


By:     /s/    Michael  Wise
   -------------------------
    Name:  Michael  Wise
    Title:   President

STOCKHOLDERS:

SPENCER  TRASK  INTELLECTUAL                SPENCER  TRASK  VENTURES,  INC.
CAPITAL  COMPANY  LLC


By: /s/  Kent  Klineman                     By: /s/   William  P.  Dioguardi
    -------------------------                  ------------------------------
    Name:                                      Name:   William  P.  Dioguardi
    Title                                      Title:  President



CISCO SYSTEMS,  INC.                        MOTOROLA,  INC.

By: /s/     Daniel  Scheinman               By: /s/  Garth  L.  Milne

   -------------------------------             --------------------------
   Name:  Daniel  Scheinman                    Name:  Garth  L. Milne
   Title: Sr. VP & Asst. Secretary             Title: Sr. VP & Treasurer


/s/ Donald  Witmer                              /s/   Robert  Wise
-----------------------                        -----------------------
    Donald  Witmer                                    Robert  Wise



/s/  Daryl  Stemm
---------------------
     Daryl  Stemm


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                                   SCHEDULE A
                                   ----------
Stockholder                                        Number  of  HD  Shares
-----------                                        ----------------------

Spencer  Trask Ventures, Inc.                       3,166,667 shares of
535  Madison  Avenue                                Series  A  Preferred
New  York,  N.Y.  10022

Spencer Trask Intellectual Capital Company LLC      28,500,000 shares of
535  Madison  Avenue, 18th Floor                    Series A Preferred
New  York,  N.Y.  10022

Motorola,  Inc.                                     9,999,999  shares  of
1303  E.  Algonquin  Road                           Series  B  Preferred
Schaumburg,  IL  60196

Cisco  Systems,  Inc                                10,000,000  shares  of
170  West  Tasman  Drive                            Series  C  Preferred
San  Jose,  CA  95134

Donald  Witmer                                      771,824  shares  of  HD
c/o  Home  Director,  Inc.                          Common
7132  Santa  Teresa  Blvd.
San  Jose,  CA  95139

Daryl  Stemm                                        100,872  shares  of  HD
c/o  Home  Director,  Inc.                          Common
7132  Santa  Teresa  Blvd.
San  Jose,  CA  95139

Robert  Wise                                        155,980  shares  of  HD
c/o  Home  Director,  Inc.                          Common
7132  Santa  Teresa  Blvd.
San  Jose,  CA  95139

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